UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2025

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SKYE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant
Based on information provided by Marcum LLP (“Marcum”), CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum, effective November 1, 2024. On June 9, 2025, Marcum resigned as the independent registered public accounting firm of Skye Bioscience, Inc. (the “Company”). On June 9, 2025, the audit committee of the Company's board of directors (the "Board of Directors") engaged CBIZ CPAs as the Company’s independent registered public accounting firm for the year ending December 31, 2025, effective immediately.
The reports of Marcum on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through June 9, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused them to make reference thereto in connection with their reports on the Company's consolidated financial statements for such years and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal years ended December 31, 2024 and 2023 and through June 9, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided Marcum with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that Marcum furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 11, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 6, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). As of April 11, 2025, the record date for the 2025 Annual Meeting, there were 30,974,558 shares of the Company’s common stock, par value $0.001 per share (the "common stock") outstanding and entitled to vote at the 2025 Annual Meeting. A total of 25,472,892 shares of common stock were present or represented by proxy at the 2025 Annual Meeting, representing 82.2% of the issued and outstanding shares entitled to vote at the meeting, representing a quorum. The proposals voted upon and the final results of the vote were as follows:
Proposal No. 1: Election of Directors. The stockholders elected each of the six nominees named in the proxy statement for the 2025 Annual Meeting (the “Proxy Statement”) as members of the Board of Directors for a one-year term expiring at the Company’s 2026 annual meeting of stockholders. The results were as follows:

			Broker
Director	For	Withhold	Non-Votes
Paul Grayson	16,982,420	2,881,774	5,608,698
Deborah Charych	18,867,541	996,653	5,608,698
Punit Dhillon	18,059,129	1,805,065	5,608,698
Annalisa Jenkins	19,597,696	266,498	5,608,698
Karen Smith	18,048,013	1,816,181	5,608,698
Andrew J. Schwab	17,746,927	2,117,267	5,608,698
Proposal No. 2: The ratification of the selection of Marcum as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. The selection was ratified by the votes indicated:

For	Against	Abstain
25,418,814	17,402	36,676
Proposal No. 3: The approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. The compensation of the named executive officers was approved, on an advisory basis, by the votes indicated:

For	Against	Abstain	Broker Non-Votes
17,064,084	2,736,116	63,994	5,608,698
Proposal No. 4: The approval, on an advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of the Company's named executive officers. The frequency of one year was approved, on an advisory basis, by the votes indicated:

1 Year	2 Years	3 Years	Abstain
18,980,041	21,817	792,017	70,319
Consistent with the results of the advisory vote and with the Company’s recommendation, the Board of Directors has determined that the Company will conduct future stockholder advisory votes regarding the compensation of the Company’s named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, expected to be held at the Company’s 2031 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP, dated June 11, 2025, addressed to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: June 11, 2025	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer